Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT, dated May 14 , 2013 (“Amendment”), is made and entered into by and between René Lerer, M.D. (“Executive”) and Magellan Health Services, Inc. on behalf of itself and its subsidiaries and affiliates (collectively referred to herein as “Employer”).

WHEREAS, Executive and Employer entered into an Employment Agreement dated December 10, 2012 (the Employment Agreement”); and

WHEREAS, Executive and Employee desire to amend such Employment Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment to Employment Agreement, the parties agree as follows:

1.              Amendment: Executive and Employer agree that clause (v) of the definition of “Good Reason” that immediately follows Section 6. (d)(vii) in the Employment Agreement be deleted from such definition  of “Good Reason” such that the words  “for any reason by executive during the 30-day period immediately following the six-month anniversary of a change in Control (whether or not Executive consented to such Change in Control)” are deleted in their entirety from the Employment Agreement.

2.              Miscellaneous: Except as otherwise specifically amended pursuant to the terms of the Amendment. The Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first above written.

Executive:	Employer:

Magellan Health Services, Inc.

/s/ Michael S. Diament
Rene Lerer, M.D.

/s/ Rene Lerer	Michael S. Diament, Compensation Committee Chair